UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2006

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

OraSure Technologies, Inc. (the “Company”) and Comerica Bank (“Comerica”) are parties to a Loan and Security Agreement, dated as of September 10, 2002, as amended, pursuant to which Comerica has provided the Company with $11.9 million in credit facilities, including a $4.0 million revolving working capital line of credit (the “Revolving Line”), which had a maturity date of June 29, 2006. A Fourth Amendment to Loan and Security Agreement, dated as of June 27, 2006, was executed by the Company and Comerica (the “Fourth Amendment”) (i) permitting the Company to borrow up to an additional $15 million in advances to fund the purchase of two leased facilities located in Bethlehem, Pennsylvania (described in Item 1.02 below) and (ii) extending the maturity date of the Revolving Line to June 29, 2007. A copy of the Fourth Amendment is attached as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 1.02 – Termination of a Material Definitive Agreement.

The Company and Northampton County New Jobs Corp. (“NCNJC”) are parties to a Commercial Lease, dated as of April 30, 1999, as amended (the “Tech II Lease”), pursuant to which the Company leased an approximately 36,000 square foot facility located at 150 Webster Street, Bethlehem, Pennsylvania 18015 (the “Tech II Facility”). Pursuant to a Right of First Refusal and Purchase Option Agreement, dated as of September 22, 1999 (the “Option Agreement”), between the Company and NCNJC, the Company had the option to purchase the Tech II Facility at a purchase price determined in accordance with the Option Agreement. The Tech II Lease had a five-year initial term ended March 2005 with annual rent of approximately $244,000 and a five-year renewal term ending March 2010 with annual rent of approximately $271,000.

The Company is also party to a Commercial Lease, dated as of March 1, 2002, as amended (the “Tech III Lease”), with Tech III Partners, LLC, pursuant to which the Company leased an approximately 48,000 square foot facility located at 220 East First Street, Bethlehem, Pennsylvania 18015 (the “Tech III Facility”). Under the terms of the Tech III Lease, the Company had the option to purchase the Tech III Facility at a purchase price determined in accordance with the Tech III Lease. The Tech III Lease had a ten-year initial term ending October 2012 with annual rent starting at approximately $780,000 and increasing to approximately $858,000. The Tech III Lease also had a five-year renewal term with annual rent of approximately $975,000.

On June 30, 2006, the Company exercised the foregoing purchase options and purchased both the Tech II Facility and Tech III Facility for an aggregate purchase price of approximately $9.0 million. The Company funded the purchases with borrowings under the Fourth Amendment referred to in Item 1.01 above.

As a result of the Company’s purchase of the Tech II Facility and the Tech III Facility, both the Tech II Lease and the Tech III Lease were terminated effective as of June 30, 2006.

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Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10	Fourth Amendment to Loan and Security Agreement, dated as of June 27, 2006, between OraSure Technologies, Inc. and Comerica Bank.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: June 30, 2006	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

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Index to Exhibits

Exhibit No.	Description
10	Fourth Amendment to Loan and Security Agreement, dated as of June 27, 2006, between OraSure Technologies, Inc. and Comerica Bank.

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